     As filed with the Securities and Exchange Commission on April 23, 2001

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            VERSO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

             MINNESOTA                                         41-1484525
     (State or other jurisdiction                           (I.R.S. Employer
   of incorporation or organization)                       Identification No.)

                              400 Galleria Parkway
                                    Suite 300
                             Atlanta, Georgia 30326
          (Address, including zip code, of principal executive offices)

         CEREUS TECHNOLOGY PARTNERS, INC. AMENDED 1997 STOCK OPTION PLAN

        CEREUS TECHNOLOGY PARTNERS, INC. OUTSIDE DIRECTORS' WARRANT PLAN

       CEREUS TECHNOLOGY PARTNERS, INC. DIRECTORS' WARRANT INCENTIVE PLAN
                            (Full title of the plans)


      Mr. Steven A. Odom                               Robert C. Hussle, Esq.
   Verso Technologies, Inc.                             Rogers & Hardin LLP
     400 Galleria Parkway                            2700 International Tower
           Suite 300                                229 Peachtree Street, N.E.
    Atlanta, Georgia 30326                            Atlanta, Georgia  30303
        (678) 589-3500                                    (404) 522-4700

         (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                                  CALCULATION OF REGISTRATION FEE
==================================== ======================== ========================== ======================= ===================
     Title of Securities to be            Amount to be            Proposed Maximum          Proposed Maximum          Amount of
            Registered                    Registered(2)          Offering Price Per        Aggregate Offering     Registration Fee
                                                                      Share(3)                    Price
------------------------------------ ------------------------ -------------------------- ----------------------- -------------------
 Common Stock, par value $.01 per
             share (1)                      4,896,894                   $.835                  $4,088,907              $1,023
==================================== ======================== ========================== ======================= ===================

    (1) Includes 1,396,894 shares issuable pursuant to the Cereus Technology Partners, Inc. 1997 Stock Option Plan, as amended (the "Option Plan"); 1,750,000 shares issuable pursuant to the Cereus Technology Partners, Inc. Outside Directors' Warrant Plan (the "Outside Directors' Plan"); and 1,750,000 shares issuable pursuant to the Cereus Technology Partners, Inc. Directors' Warrant Incentive Plan (the "Directors' Plan", and, together with the Option Plan and the Outside Directors' Plan, the "Plans").

    (2) This registration statement also relates to an indeterminate number of additional shares of Common Stock that may become issuable pursuant to anti-dilution and adjustment provisions of the Plans. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans as described herein.

    (3) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share has been estimated at $.835, which amount represents the average of the high and low sales prices of the common stock of Verso Technologies, Inc. on April 18, 2001 as reported on the NASDAQ.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (i) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

         (ii) The Registrant's Amendment No. 1 to Current Report on Form 8-K dated January 22, 2001, filed with the Commission on January 22, 2001;

         (iii) The Registrant's Current Report on Form 8-K dated January 12, 2001, filed with the Commission on January 25, 2001;

         (iv) The Registrant's Amendment No. 1 to Current Report on Form 8-K dated February 1, 2001, filed with the Commission on February 2, 2001; and

         (v) The Registrant's Current Report on Form 8-A filed with the Commission on August 24, 1993.

         All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Article V of the Amended and Restated Articles of Incorporation of Verso Technologies, Inc. ("Verso") limits the liability of Verso's directors to the fullest extent permitted by the Minnesota Business Corporation Act (the "MBCA"). Specifically, directors of Verso will not be personally liable for monetary damages for breach of fiduciary duty as directors, except liability for
(1) any breach of the duty of loyalty to Verso or its shareholders, (2) acts or omissions no in good faith or that involve intentional misconduct or a knowing violation of law, (3) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (4) violations of certain Minnesota securities laws, or (5) any transaction from which the director derives an improper personal benefit.

         Article IV of Verso's Amended and Restated Articles of Incorporation gives Verso the power and authority to provide indemnification to officers, directors, employees and agents of Verso to the fullest extent permissible under the MBCA. Section 302A.521 of the MBCA requires that a company indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the company. Reference is made to the detailed terms of
Section 302A.531 of the MBCA for a complete statement of such indemnification rights.

         Article VII of Verso's Restated Bylaws provides that Verso shall indemnify such persons, for such expenses and liabilities, in such manner, under or hereafter amended, provided that a determination is made in each case, in the manner required by such statute, that the person seeking indemnification is eligible therefor.

         Verso maintains a directors' and officers' liability insurance, including a reimbursement policy in favor of Verso.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed on the Exhibit Index included elsewhere herein.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table set forth in this Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         [SIGNATURES ON FOLLOWING PAGE]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Atlanta, Georgia, on this 20th day of April, 2001.


                                 VERSO TECHNOLOGIES, INC.


                                 By:  /s/  Steven A. Odom
                                     -------------------------------------------
                                     Steven A. Odom
                                     Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of April 20, 2001.


                 NAME                                      CAPACITY
     ----------------------------               --------------------------------
     /s/  Steven A. Odom*                       Chief Executive Officer,
     ----------------------------                 Chairman and Director (Principal
     Steven A. Odom                               Executive Officer)

     /s/  Juliet M. Reising                     Executive Vice President,
     ----------------------------                 Chief Financial Officer
     Juliet M. Reising                            (Principal Financial Officer
                                                  and Principal Accounting
                                                  Officer) and Director

     /s/  James M. Logsdon*                     President, Chief Operating
     ----------------------------                 Officer and Director
     James M. Logsdon

     /s/  Max E. Bobbitt*                       Director
     ----------------------------
     Max E. Bobbitt

     /s/  Joseph R. Wright, Jr.*                Director
     ----------------------------
     Joseph R. Wright, Jr.

     /s/  Amy L. Newman*                        Director
     ----------------------------
     Amy L. Newmark

     /s/  Gary H. Heck*                         Director
     ----------------------------
     Gary H. Heck

     /s/  Stephen E. Raville*                   Director
     ----------------------------
     Stephen E. Raville

     *By:  /s/  Juliet M. Reising
     ----------------------------
               As Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT
  NO.          DESCRIPTION
-------        -----------
 4.1           Amended and Restated Articles of Incorporation of the Registrant
               (incorporated herein by reference to Exhibit 3.1 to the
               Registrant's Current Report on Form 8-K, File No. 000-22190,
               filed with the Commission on October 2, 2000 and by reference to
               Exhibit 3.1 to the Registrant's Registration Statement on Form
               S-18, File No. 33-51456).

 4.2 Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, File No.
               000-22190, filed with the Commission on October 2, 2000).

 4.3 Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration
               Statement on Form S-4, File No. 333-43224, filed with the
               Commission on August 7, 2000, as amended on August 29, 2000).

 5.1           Opinion of Rogers & Hardin LLP.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of KPMG LLP.

23.3           Consent of Crowe Chizek and Company LLP.

23.4           Consent of Rogers & Hardin LLP (contained in Exhibit 5.1 hereto).

24.1           Powers of Attorney.